FOR IMMEDIATE RELEASE

Nephros to Exhibit at the XLV ERA-EDTA Congress in Stockholm, Sweden, May 10-13, 2008

Company Management to discuss the benefits of Hemodiafiltration therapy and Quality of Life for End-Stage Renal Disease Patients

NEW YORK, NY - May 13, 2008. Nephros, Inc., a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider, today announced that it will be exhibiting at the XLV ERA-EDTA Congress in Stockholm, Sweden.

Independent studies have demonstrated reductions of up to 35% in mortality risk using hemodiafiltration (HDF) therapy in place of other standard hemodialysis therapies. Additionally, reductions in drug requirements, lower morbidity and lower infection rates have been demonstrated in a range of studies substituting hemodiafiltration for hemodialysis.

The Nephros HDF system is designed to remove a range of harmful substances more effectively and more cost-effectively than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros’s OLpur MD and H2H technologies are currently in pre-approval clinical trials in the U.S.

“Nephros’s HDF technology represents a new standard of therapy for ESRD patients,” said Norman J. Barta, Chairman and CEO of Nephros.. “Our OLpur MD hemodiafilter series and our H2H module technologies are designed to provide a cost-effective and user-friendly means for hospitals and clinics to upgrade to mid-dilution HDF therapy without replacing their current dialysis machines.” The Stockholm Congress will include technical presentations addressing various clinical performance advantages of Nephros mid-dilution HDF therapy.

About Nephros, Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU) that produces biologically safe water. The Company’s patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.   For more information on Nephros please visit the Company’s website, www.nephros.com.

Forward-Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements include statements regarding the efficacy and intended use of the Nephros's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Nephros's control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may not be able to liquidate its short-term investments when needed to fund its operations; (iv) Nephros may be unable to maintain compliance with the American Stock Exchange's continued listing standards; (v) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (vi) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vii) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (viii) HDF therapy may not be accepted in the United States and/or Nephros' technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros' products; (ix) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; and (x) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Eileen Sukumaran
212-781-5113
Eileen@nephros.com